As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0708501 (I.R.S. Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon (Address of principal executive offices)	97070 (Zip code)

FLIR Systems, Inc. 2011 Stock Incentive Plan
(Full title of the plan)

Todd M. DuChene
Senior Vice President, General Counsel and Secretary
FLIR Systems, Inc.
27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	5,000,000	$ 30.67	$ 153,350,000	$ 17,819.27

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the FLIR Systems, Inc. 2011 Stock Incentive Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)
Estimated solely for purposes of calculating the registration fee and, pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the common stock as reported on the NASDAQ Global Select Market on August 3, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering 5,000,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of FLIR Systems, Inc. (the “Company”) that may be offered and sold under the FLIR Systems, Inc. 2011 Stock Incentive Plan (the “Plan”). The Company’s shareholders approved the addition of these shares to the Plan at the Company’s Annual Meeting on April 25, 2014.

Statement of Incorporation by Reference

The contents of the Company’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2011 (Registration No. 333-176972) relating to the Plan are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

•
all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between December 31, 2014 and the date of the filing of this Registration Statement; and

•	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 15, 1993.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
The validity of the securities registered hereunder will be passed upon for the Company by Todd M. DuChene, Senior Vice President, General Counsel and Secretary. Mr. DuChene may receive awards under the Plan. Mr. DuChene beneficially owns or has rights to acquire an aggregate of less than 0.5% of the Company’s Common Stock.

Item 8. Exhibits.
The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on August 7, 2015.

FLIR SYSTEMS, INC. (Registrant)

By:	/s/ David A. Muessle
David A. Muessle
Vice President, Corporate Controller and Interim Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David A. Muessle, Todd M. DuChene, and Heather F. Christiansen and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 (including all amendments, including post-effective amendments, thereto), together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew C. Teich	President, Chief Executive Officer and Director	July 23, 2015
Andrew C. Teich	(Principal Executive Officer)

/s/ David A. Muessle	Vice President, Corporate Controller and	July 23, 2015
David A. Muessle	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Earl R. Lewis	Chairman of the Board of Directors	July 23, 2015
Earl R. Lewis

/s/ John D. Carter	Director	July 23, 2015
John D. Carter

/s/ William W. Crouch	Director	July 23, 2015
William W. Crouch

/s/ Catherine A. Halligan	Director	July 23, 2015
Catherine A. Halligan

/s/ Angus L. Macdonald	Director	July 23, 2015
Angus L. Macdonald

/s/ Michael T. Smith	Director	July 23, 2015
Michael T. Smith

/s/ Cathy Stauffer	Director	July 23, 2015
Cathy Stauffer

/s/ John J. Wood, Jr.	Director	July 23, 2015
John J. Wood, Jr.

/s/ Steve E. Wynne	Director	July 23, 2015
Steve E. Wynne

EXHIBIT INDEX

Exhibits listed below that have been previously filed with the SEC are incorporated herein by reference with the same effect as if filed with this Registration Statement.

Exhibit No.	Description
4.1
Second Restated Articles of Incorporation of FLIR Systems, Inc., as amended through May 12, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 27, 2009).

4.2
Fifth Amendment to Second Restated Articles of Incorporation of FLIR Systems, Inc. as amended on April 25, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on August 8, 2013).

4.3
Second Restated Bylaws of FLIR Systems, Inc., as amended through October 23, 2013 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on October 31, 2013).

4.4	FLIR Systems, Inc. 2011 Stock Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 14, 2014).
5.1*	Opinion of Todd M. DuChene, Senior Vice President, General Counsel and Secretary.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Todd M. DuChene (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page of this Registration Statement).
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* Filed herewith.